Exhibit 99

Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, IL 60154

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	CONTACT:
	Investors:	Richard M. Vandervoort, (708) 551-2595
	Media:	Mark Lindley, (708) 551-2602

CORN PRODUCTS INTERNATIONAL, INC.
INCREASES QUARTERLY DIVIDEND BY 16.7 PERCENT;
COMPANY ANNOUNCES TWO-FOR-ONE STOCK SPLIT

     WESTCHESTER, Ill., December 1, 2004 — The board of directors of Corn Products International, Inc. (NYSE: CPO) today declared an increased quarterly dividend of $0.14 per share, up from $0.12 per share, on the Company’s common stock.

     The dividend is payable January 25, 2005, to stockholders of record at the close of business on January 4, 2005. As of November 30, 2004, the Company had approximately 37.2 million shares outstanding.

     Also today, Corn Products International’s board of directors created a two-for-one split of the Company’s common stock by declaring a 100-percent stock dividend on the Company’s common stock.

     The 100-percent stock dividend is payable January 25, 2005, to stockholders of record at the close of business on January 4, 2005.

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Page 2 – Corn Products International, Inc.

     Corn Products International, Inc. is one of the world’s largest corn refiners and a major supplier of high-quality food ingredients and industrial products derived from the wet milling and processing of corn and other starch-based materials. The Company is the number-one worldwide producer of dextrose and a leading regional producer of starch, high fructose corn syrup and glucose. In 2003, the Company recorded net sales of $2.1 billion with operations in 19 countries at 37 plants, including wholly owned businesses, affiliates and alliances. Headquartered in Westchester, Ill., it was founded in 1906. The Company is listed on the New York Stock Exchange under the symbol CPO. Additional information can be found on the World Wide Web at www.cornproducts.com.

This release contains or may contain forward-looking statements concerning the Company’s financial position, business and future earnings and prospects, in addition to other statements using words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions. These statements contain certain inherent risks and uncertainties. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations conveyed in these statements, based on various factors, including fluctuations in worldwide commodities markets and the associated risks of hedging against such fluctuations; fluctuations in aggregate industry supply and market demand; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we manufacture and/or sell our products, including fluctuations in the value of local currencies, energy costs and availability and changes in regulatory controls regarding quotas, tariffs, taxes and income tax rates; labor disputes; biotechnology issues; changing consumption preferences and trends; increased competitive and/or customer pressure in the corn-refining industry; the outbreak or continuation of hostilities including acts of terrorism; stock market fluctuation and volatility; and the resolution of the current uncertainties resulting from the Mexican HFCS tax. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of risk factors, see the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q or 8-K.

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